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VUL/SVUL ADDENDUM TO APPLICATION                                                         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
HOME OFFICE LOCATION:  FORT WAYNE, INDIANA 46802-3506                    ADMINISTRATIVE MAILING ADDRESS: HARTFORD, CONNECTICUT 06103
                                                                                                                         B15- PAGE 1

1a.  Name of Proposed Insured A (FIRST, MIDDLE INITIAL & LAST)

1b.  Name of Proposed Insured B (FIRST, MIDDLE INITIAL & LAST)

1c.  Name of Owner (PROVIDE FULL LEGAL NAME)

2.   Age 100 No-Lapse Provision?  / / YES  / / NO    SEE THE PRODUCT PROSPECTUS FOR DETAILS OF THE NO-LAPSE PROVISIONS. AVAILABILITY
VARIES BY PRODUCT AND STATE. THIS PROVISION IS NOT AVAILABLE WITH DEATH BENEFIT OPTION 3

3.   What level of risk are you most comfortable assuming for the underlying investment options in your life insurance policy?
(CHECK ONE ONLY.)     / / Aggressive     / / Moderately Aggressive     / / Moderate     / / Moderately Conservative

4.   INITIAL PREMIUM PAYMENT ALLOCATIONS    ALLOCATION TO ANY ONE LINE MUST BE 1% OR MORE. USE WHOLE PERCENTAGES ONLY.
GRAND TOTAL OF ALL ALLOCATIONS MADE IN THIS SECTION OF THE APPLICATION MUST EQUAL 100%. REFER TO SECTION 7 FOR DOLLAR COST
AVERAGING ALLOCATIONS.

_________ % FIXED ACCOUNT Transfer(s) from the Fixed Account may be subject to limitations in timing or amount. SEE THE PRODUCT
PROSPECTUS FOR ANY SUCH LIMITATIONS ON TRANSFERS.

[AIM VARIABLE INSURANCE FUNDS                                    FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
____ Growth Fund (Series I)                                      ____ Franklin Small Cap Fund  (Class 1)
____ International Equity Fund (Series I)                        ____ Templeton Growth Securities Fund (Class 1)
____ Value Fund (Series I)                                       JANUS ASPEN SERIES
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.                     ____ Aggressive Growth Portfolio ( Service Shares)
____ AllianceBernstein Small Cap Value Portfolio (Class A)       ____ Balanced Portfolio (Service Shares)
____ Growth and Income Portfolio (Class A)                       ____ Worldwide Growth Portfolio (Service Shares)
____ Premier Growth Portfolio (Class A)                          LINCOLN NATIONAL FUNDS
____ Technology Portfolio (Class A)                              ____ LN Aggressive Growth Fund, Inc.
AMERICAN FUNDS INSURANCE SERIES                                  ____ LN Bond Fund, Inc.
____ Global Small Capitalization Fund (Class 2)                  ____ LN Capital Appreciation Fund, Inc.
____ Growth Fund  (Class 2)                                      ____ LN Global Asset Allocation Fund, Inc.
____ Growth-Income Fund  (Class 2)                               ____ LN International Fund, Inc.
____ International Fund (Class 2)                                ____ LN Money Market Fund, Inc.
DELAWARE GROUP PREMIUM FUND                                      ____ LN Social Awareness Fund, Inc.
____ Growth and Income Series (Standard Class)                   MFS(R)VARIABLE INSURANCE TRUST
____ High Yield Series (Standard Class)                          ____ Capital Opportunities Series (Initial Class)
____ REIT Series (Standard Class)                                ____ Emerging Growth Series (Initial Class)
____ Small Cap Value Series (Standard Class)                     ____ Total Return Series (Initial Class)
____ Trend Series (Standard Class)                               ____ Utilities Series (Initial Class)
____ U. S. Growth Series (Standard Class)                        NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
DEUTSCHE ASSET MANAGEMENT VIT FUNDS TRUST                        ____ Mid-Cap Growth Portfolio
____ EAFE(R) Equity Index Fund                                   ____ Regency Portfolio
____ Equity 500 Index Fund                                       PUTNAM VARIABLE TRUST
____ Small Cap Index Fund                                        ____ Growth & Income Fund (Class IB)
FIDELITY VARIABLE INSURANCE PRODUCTS FUND                        ____ Health  Sciences Fund (Class IB)
____ Contrafund Portfolio (Service Class)                        OTHER:
____ Equity-Income Portfolio (Service Class)                     ____
____ Growth Portfolio (Service Class)                            ____
____ Overseas Portfolio (Service Class)                                                                          ]

NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE
ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE DEATH BENEFIT PROCEEDS AND THE CASH VALUES MAY INCREASE
OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNT. ALSO, THE DEATH BENEFIT PROCEEDS MAY BE VARIABLE OR
FIXED UNDER SPECIFIED CONDITIONS.


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                                                                                                                        B15 - PAGE 2
ELECTRONIC TRANSFER AUTHORIZATION

5a.  I/We authorize telephone transfer instruction for:       / / Myself/Ourselves      / / Registered Representative/Agent

5b.  I/We authorize internet transfer instructions for:       / / Myself/Ourselves      / / Registered Representative/Agent

     I/We acknowledge that neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with an electronic transfer if the Company or such other person acted upon an electronic transfer instruction in good faith in reliance on this authorization.

6.   AUTOMATIC REBALANCING (THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST AVERAGING IS SELECTED. IF A BOX IS NOT CHECKED, AUTOMATIC
     REBALANCING WILL NOT BE PROVIDED AT ISSUE.)      / / Quarterly     / / Semi-Annual     / / Annual

     ************************** COMPLETE QUESTIONS 7A - 7D, ONLY IF ELECTING DOLLAR COST AVERAGING. **************************

     DOLLAR COST AVERAGING    IF DOLLAR COST AVERAGING (DCA) IS ELECTED, AN INITIAL PREMIUM ALLOCATION MUST BE MADE TO THE MONEY
     MARKET FUND OR FIXED ACCOUNT (IF AVAILABLE, SEE PRODUCT PROSPECTUS). THESE TRANSFERS WILL CONTINUE FOR THE PERIOD SELECTED
     BELOW OR UNTIL THE MONEY MARKET FUND OR FIXED ACCOUNT IS EXHAUSTED OR THE PROGRAM IS TERMINATED, WHICHEVER OCCURS EARLIER.

7a.  Select one account to automatically transfer dollar amounts from:

     / / Money Market (DCA FROM THE MONEY MARKET TO THE MONEY MARKET IS NOT ALLOWED.)
     / / Fixed Account (IF AVAILABLE, SEE PRODUCT PROSPECTUS.)

7b.  Dollar Cost Averaging over the following period: (CHECK ONE.)    / / 12 Months (OR 4 QUARTERS)    / / 24 Months (OR 8 QUARTERS)

7c.  Select ONE Transfer Option (SEE THE PRODUCT PROSPECTUS FOR THE MINIMUM PER TRANSFER):
     / / $_____________ monthly                  / / $_____________ quarterly

7d.  DOLLAR COST AVERAGE ALLOCATIONS: (ALLOCATION TO ANY ONE LINE MUST BE 1% OR MORE. USE WHOLE PERCENTAGES ONLY. GRAND TOTAL OF
     ALL ALLOCATIONS MADE IN THIS SECTION OF THE APPLICATION MUST EQUAL 100% .

[AIM VARIABLE INSURANCE FUNDS                                    FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
____ Growth Fund (Series I)                                      ____ Franklin Small Cap Fund  (Class 1)
____ International Equity Fund (Series I)                        ____ Templeton Growth Securities Fund (Class 1)
____ Value Fund (Series I)                                       JANUS ASPEN SERIES
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.                     ____ Aggressive Growth Portfolio ( Service Shares)
____ AllianceBernstein Small Cap Value Portfolio (Class A)       ____ Balanced Portfolio (Service Shares)
____ Growth and Income Portfolio (Class A)                       ____ Worldwide Growth Portfolio (Service Shares)
____ Premier Growth Portfolio (Class A)                          LINCOLN NATIONAL FUNDS
____ Technology Portfolio (Class A)                              ____ LN Aggressive Growth Fund, Inc.
AMERICAN FUNDS INSURANCE SERIES                                  ____ LN Bond Fund, Inc.
____ Global Small Capitalization Fund (Class 2)                  ____ LN Capital Appreciation Fund, Inc.
____ Growth Fund  (Class 2)                                      ____ LN Global Asset Allocation Fund, Inc.
____ Growth-Income Fund  (Class 2)                               ____ LN International Fund, Inc.
____ International Fund (Class 2)                                ____ LN Money Market Fund, Inc. (NOT ALLOWED FROM MONEY MARKET.)
DELAWARE GROUP PREMIUM FUND                                      ____ LN Social Awareness Fund, Inc.
____ Growth and Income Series (Standard Class)                   MFS(R)VARIABLE INSURANCE TRUST
____ High Yield Series (Standard Class)                          ____ Capital Opportunities Series (Initial Class)
____ REIT Series (Standard Class)                                ____ Emerging Growth Series (Initial Class)
____ Small Cap Value Series (Standard Class)                     ____ Total Return Series (Initial Class)
____ Trend Series (Standard Class)                               ____ Utilities Series (Initial Class)
____ U. S. Growth Series (Standard Class)                        NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
DEUTSCHE ASSET MANAGEMENT VIT FUNDS TRUST                        ____ Mid-Cap Growth Portfolio
____ EAFE(R) Equity Index Fund                                   ____ Regency Portfolio
____ Equity 500 Index Fund                                       PUTNAM VARIABLE TRUST
____ Small Cap Index Fund                                        ____ Growth & Income Fund (Class IB)
FIDELITY VARIABLE INSURANCE PRODUCTS FUND                        ____ Health  Sciences Fund (Class IB)
____ Contrafund Portfolio (Service Class)                        OTHER:
____ Equity-Income Portfolio (Service Class)                     ____
____ Growth Portfolio (Service Class)                            ____
____ Overseas Portfolio (Service Class)                          ____                                            ]


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                                                                                                                        B15 - PAGE 3

SUITABILITY    ANSWERS TO QUESTIONS 8a - 15 ARE NOT REQUIRED IF THE POLICY OWNER IS A TRUST.

8a.  Total Net Worth       $________________       8b.  Total Household Income (EARNED & UNEARNED)                  ________________
8c.  Liquid Net Worth      $________________       8d.  How much of Net Worth is in Stocks, Bonds and Mutual Funds? ________________

9.   Total face value of other Life Insurance?

10.  Marital Status: (CHECK ONE.)     / / Single     / / Married     / / Divorced     / / Widowed     / / Separated

11.  Number of Dependents:                                        12.  Date of Birth:

13.  Source of Premium Dollars: (CHECK ONE.)     / / Corporate     / / Individual     / / Irrevocable Trust

14.  Current Employer Name & Address:

15.  Occupation: (CHECK ONE.)     / / Business Owner     / / Executive     / / Professional     / / Retiree     / / Other: _________

16.  Tax Filing Status: (CHECK ONE.)     / / Single     / / Head of Household     / / Partnership     / / Non Taxable
                                         / / Joint      / / Corporation           / / Trust           / / Other ______________

17.  Time Horizon: (CHECK ONE.)     / / 5 - 7 years     / / 8 - 10 years     / / 11 - 15 years     / / Other _________________

18.  For this policy, I/we am/are comfortable assuming: (CHECK ONE.)     / / Low Risk     / / Moderate Risk     / / High Risk

19.  Name of any person(s) authorized to transact business on behalf of this entity:

20.  Does the Policy Owner have any affiliation with, or work for, a member of a Stock Exchange or the National Association of
     Securities Dealers, Inc., or other entity in dealing as agent or principal in securities? (IF "YES", PROVIDE THE NAME AND
     ADDRESS OF THE COMPANY BELOW.)   / / Yes  / / No

     Company Name & Address:

21.  Name of Broker/Dealer: (PLEASE PRINT.)

     Address:

     Telephone:                                                              Field Office Code:


     I/WE UNDERSTAND THAT VARIABLE UNIVERSAL LIFE IS A LIFE INSURANCE POLICY.

     I/WE HAVE A CURRENT NEED FOR LIFE INSURANCE.

     I/WE UNDERSTAND THAT THE CASH VALUE AND DEATH BENEFIT PROCEEDS OF A VARIABLE UNIVERSAL LIFE POLICY MAY INCREASE OR DECREASE
     BASED UPON THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS, AND THAT A DECREASE IN CASH VALUE MAY CAUSE A LAPSE IN THE POLICY
     AND LOSS OF LIFE INSURANCE COVERAGE.

     I/WE HAVE READ THE QUESTIONS AND ANSWERS IN THIS VUL/SVUL ADDENDUM TO APPLICATION (ADDENDUM TO APPLICATION) AND DECLARE THAT
     THEY ARE COMPLETE AND TRUE TO THE BEST OF MY (OUR) KNOWLEDGE AND BELIEF. I/WE AGREE, A) THAT THIS ADDENDUM TO APPLICATION AND
     APPLICATION SHALL FORM A PART OF ANY POLICY ISSUED, AND B) THAT NO AGENT/REPRESENTATIVE OF THE COMPANY SHALL HAVE THE AUTHORITY
     TO WAIVE A COMPLETE ANSWER TO ANY QUESTION IN THIS ADDENDUM TO APPLICATION, MAKE OR ALTER ANY CONTRACT, OR WAIVE ANY OF THE
     COMPANY'S OTHER RIGHTS OR REQUIREMENTS.

     I/WE ACKNOWLEDGE RECEIPT OF THE CURRENT PRODUCT PROSPECTUS AND FUNDS PROSPECTUS(ES).

     I/WE HAVE BEEN INFORMED OF THE RISKS INVOLVED IN THIS LIFE INSURANCE POLICY AND I/WE BELIEVE THE VUL/SVUL PRODUCT IS SUITABLE
     GIVEN MY/OUR OVERALL OBJECTIVE TOWARDS INVESTING AND TIME HORIZON.


     ________________________________________________      _______________________________________             _____________________
      SIGNATURE OF OWNER/TRUSTEE(PROVIDE OFFICER'S          WITNESS (LICENSED REPRESENTATIVE)                   DATE
      TITLE IF POLICY IS OWNED BY A CORPORATION.)


     __________________________________________________________________________________
      DATED AT (CITY AND STATE)


        __________________________________________________________                        ______________________
        SIGNATURE OF FIELD INVESTMENT REVIEWER                                            DATE


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